EXHIBIT 10.20



               AGREEMENT OF LEASE, made as of this day of November 1996, by and between ACKRIK ASSOCIATES, (hereinafter the "Landlord"), a New Jersey Partnership, having an office at c/o Irwin Ackerman, 235 West 56th Street, New York, N.Y. 10019 Suite 16-M, and ROOM PLUS, INC., a New York Corporation having an office at 91 Michigan Avenue, Patterson, New Jersey (hereinafter the "Tenant").


                                W I T N E S E T H

               WHEREAS, Landlord is the owner of the Shopping Center located on Route 38, in the Township of Cherry Hill, Camden County, New Jersey, known as The Plaza at Cherry Hill, as shown on the Plot Plan annexed hereto and made a part hereof as Exhibit A (the "Shopping Center"); and

               WHEREAS, the parties hereto desire that a portion of the Shopping Center (the "Demised Premises") be leased to Tenant by Landlord, for a term and upon the covenants, conditions and provisions hereinafter set forth; and

               NOW, THEREFORE, in consideration of the mutual premises herein contained, and other good and valuable considerations, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby mutually agree as follows:

               Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, for the term, at the rental, and subject to the provisions herein set forth, certain store premises, containing approximately 5,000 square feet of enclosed building with approximate dimensions of 40 feet in frontage by 125 feet in depth, as shown cross-hatched on Exhibit A. All measurements are made from center to center of shared interior walls; provided however that a wall not shared is measured from outside its exterior. The floor area of the Demised Premises, as determined by Landlord pursuant to this paragraph, shall be binding on the parties hereto.


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               TOGETHER WITH:
               The right, in common with Landlord, other tenants of Landlord and their customers, employees and invitees to the use by Tenant and Tenant's customers, employees and invitees of the "Common Areas" of the Shopping Center, as hereinafter defined, for the purposes of pedestrian and vehicular access, ingress and egress, and the parking of cars, subject to such reasonable non-discriminatory rules and regulations as Landlord may from time to time impose. The "Common Areas" shall be those portions of the Shopping Center intended for use of all tenants, including parking areas, roadways, driveways, entrances, exits, landscaped areas, loading areas, ramps, sidewalks, steps, malls, promenades, lighting and drainage facilities, utility lines, pipes and installations of every kind serving the Shopping Center. Landlord reserves full right to use portions of the Shopping Center for future construction with the effect of withdrawing such areas from the Common Areas, provided such use does not materially interfere with access to or visibility of the Demised Premises. Landlord agrees with Tenant that, subject to the provisions of Article VI, during the term of this Lease, the Common Areas shall contain not less than the number of parking spaces required pursuant to applicable zoning regulations in effect from time to time.

               SUBJECT TO:

               1.     The terms, covenants, conditions and provisions hereof.

               2. Liens, encumbrances, easements, reservations, covenants and conditions, of record.


               3. All federal, state and local laws, ordinances, rules and regulations affecting the Demised Premises including but not limited to zoning regulations and ordinances now existing, or hereafter enacted, by any applicable governmental authority in which the Demised Premises lie. If future laws or regulations prohibit Tenant's Permitted Use, Tenant has the right on a minimum of ninety (90) days prior written notice to Landlord, to terminate this lease.

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               4. Any state of facts a physical inspection of the Shopping
Center, the Demised Premises or the Common Areas would disclose.

               This Lease is made upon the foregoing and following terms, provisions, conditions and limitations, and the parties respectively covenant and agree as follows:

                                    ARTICLE I
                     Term, Renewal Options and Construction


               Section 1.1. The term of this Lease (the "Term") shall commence on the date Landlord substantially completes its work ("Landlord's Work") set forth on Exhibit B and delivers possession of the Demised Premises to Tenant (the "Term Commencement Date"), and shall expire at midnight on the last day of the month in which the fifth (5th) anniversary of the Term Commencement Date shall occur, subject to earlier termination as herein elsewhere provided. Landlord agrees to give Tenant a minimum of ten (10) days prior notice before it delivers possession of the Demised Premises to Tenant. Tenant shall commence paying Rent and Additional Rent on that date which is the earlier of: (i) forty-five (45) days from the Term Commencement Date; or (ii) the date Tenant opens all or any portion of the Demised Premises for business (the "Rent Commencement Date"). Tenant shall deposit with Landlord its first monthly installment of rent due hereunder upon the execution of this Lease.


               Landlord's Work shall be deemed substantially completed in accordance with Exhibits B notwithstanding the following: (i) items that cannot be completed until Tenant first completes its work, and (ii) minor items, either such as mechanical adjustments or are cosmetic in nature, all which are known as "punch list items", which items shall be completed reasonably promptly after said punch list is furnished Landlord by Tenant.

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               Section 1.2. Renewal Option.


        (A) Provided this Lease then be in full force and effect and Tenant shall not be in default beyond the expiration of any applicable grace period hereunder, Tenant shall have the option to extend the term of this Lease for one
(1) additional term of five (5) years commencing at the end of the original Term, upon the same terms and conditions hereof, except: (i) as hereinafter provided with respect to Fixed Rent, and (ii) that Tenant shall have no further option to renew or extend the term hereof. The option to extend must be exercised by Tenant by giving notice to Landlord not later than six (6) months prior to the expiration of the original Term. In the event such notice of exercise shall not be given as aforesaid, Tenant shall be deemed to have waived and forfeited all rights to extend the term of this Lease as time is "of the essence" with regard to the giving of such notice.


               (B)            The Annual Fixed Rent for the  option term shall be as follows:

               1st year:      $72,500.00  per annum, $6,041.67 per month figured at $14.50 per square foot per annum;

               2nd year:      $74,700.00 per annum, $6,225.00 per month figured at $14.94 per square foot per annum;

               3rd year:      $76,950.00 per annum, $6,412.50 per month figured at $15.39 per square foot per annum;

               4th year:      $79,250..00 per annum, $6,604.17 per month figured at $15.85 per square foot per annum; and

               5th year:      $81,650.00 per annum, $6,804.17 per month figured at $16.33 per square foot per annum.

               Section 1.3. This Lease shall terminate at the end of the Term without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate or quit the Demised Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Demised Premises from a tenant holding over to the same extent as if


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statutory notice had been given. For the period of three (3) months prior to the expiration of the Term , Landlord shall have the right to display on the exterior of the Demised Premises a "For Rent" sign (not to exceed one foot by one foot in size) and during such period Landlord may show the Demised Premises and all parts thereof to prospective tenants duringnormal business hours and in a manner not to interfere with Tenant's business.


               Section 1.4. If the Tenant retains possession of the Demised
Premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time or otherwise, the Tenant shall pay the Landlord rent at double the rate payable for the year immediately preceding said holdover, computed on a per month basis, for the time the Tenant remains in possession.
The provisions of this Section do not waive the Landlord's right of reentry or any other right hereunder. Any retention of the Demised Premises after the termination of this Lease or any extension thereof shall be considered as a month to month holdover unless otherwise agreed to in writing by both parties.

               Section 1.5. Tenant has been given full opportunity to inspect and examine the Demised Premises and Shopping Center, and has so inspected and examined them to its complete satisfaction, and thus does hereby accept them in their present "AS IS" condition as of the date hereof, subject to Landlord's completion of its work set forth on Exhibit B.


               Section 1.6. All betterments and improvements in or upon the Demised Premises, made by either party (except Tenant's personal property, equipment, stock in trade, furniture and furnishings, signs and trade fixtures provided at Tenant's expense - collectively "Tenant's Personal Property") including, without limitation, all lighting fixtures, heating, ventilating and air conditioning equipment and all pipes, ducts, conduits, wiring, paneling, partitions, railings and the like shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of the Lease Term, and shall become the property of Landlord at such time,


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provided, however, with respect to any alterations Tenant may make, Landlord may elect to have all or portions thereof removed by Tenant (which election shall be made by Landlord not less than forty five (45) days prior to the expiration or sooner termination of the Lease Term), and Tenant shall repair any damage such removal may cause. Tenant's Personal Property may be removed by Tenant at the termination of this Lease, provided Tenant repairs any damage caused by said removal. Tenant's obligation to repair the Demised Premises as aforesaid shall survive the termination of this Lease.

               Section 1.7. Tenant may commence its work during the progress of Landlord's Work, provided however, that while Landlord's Work is continuing: (i)
Tenant's work shall comply with all legal requirements and the approved plans, and shall not interfere with nor delay Landlord's Work; (ii) Landlord shall have no liability to Tenant for damage to any of Tenant's property stored in the Demised Premises, unless caused by willful acts or gross negligence of Landlord or its employees or agents; and (iii) Tenant shall indemnify Landlord, and hold
Landlord harmless from and against any claims, losses, damages or expenses arising out of the acts or omissions of Tenant, or of its employees or agents.


               Tenant shall obtain temporary and permanent certificates of occupancy, and other governmental approvals which may be required to permit
Tenant's use and occupancy of the Demised Premises. Landlord represents that the Demised Premises is presently zoned for Tenant's Permitted Use as provided in 3.1(A).

               Tenant agrees that it will not at any time prior to or during the term hereof, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Demised
Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's reasonable opinion, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Landlord or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the

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Shopping Center or any part thereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Demised Premises and Shopping Center immediately. Tenant shall be liable to Landlord for all extra costs and damages resultant from Tenant's failure to comply herewith.


                                   ARTICLE II
                             Fixed Rent, Free Rent,
                       Additional Rent, and Other Charges

               Section 2.1.
               (A) Fixed Rent and Additional Rent (as hereinafter defined) shall be payable to Landlord at the address hereinabove first set forth, or to such address as Landlord may from time to time otherwise designate, in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, without any counterclaim, set-off or deduction whatsoever, and without any prior demand therefor.

               (B) "Additional Rent" shall be deemed to consist of all sums of money which shall become due from and payable by Tenant hereunder
        (excluding Rent), including but not limited to Tenant's Tax Charge, Tenant's Common Area Charge and any other payments made by Landlord on behalf of Tenant or otherwise payable by Tenant hereunder. If Tenant defaults in the payment of Additional Rent, Landlord shall have the same remedies as for a default in the payment of Fixed Rent.

               Section 2.2. Tenant shall pay to Landlord during the Lease Term commencing on the Rent Commencement Date the Fixed Rent as hereinafter set forth in equal monthly installments, in advance, on the first day of each and every calendar month

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throughout the balance of the Lease Term. In the event the Rent
Commencement Date is other than the first day of a calendar month, the Fixed
Rent for the portion of the then current calendar month shall be prorated and shall be paid immediately upon the Rent Commencement Date. The Fixed Rent commencing on the Rent Commencement Date is as follows:
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
                      (i) for the first year of the Lease Term (figured from the Term
               Commencement Date):  $62,500.00 per annum, $5,208.33 per month, figured at $12.50 per square foot per annum;

                      (ii) for the second year of the Lease Term:  $64,400.00 per annum,
               $5,366.67 per month, figured at $12.88 per square foot per annum;



                      (iii) for the third year of the Lease Term: $66,350.00 per annum,
               $5,529.17 per month figured at $13.27 per square foot per annum;

                      (iv) for the fourth year of the Lease Term: $68,350.00 per annum,
               $5,695.83 per month figured at $13.67 per square foot per annum; and

                      (v)  for the fifth year of  the Lease Term: $70,400.00 per annum,
               $5,866.67 per month, figured at $14.08 per square foot per annum.

               Section 2.3. If Tenant shall fail to pay any Fixed Rent or Additional Rent within ten (10) days of the due date thereof, such unpaid amounts shall bear interest at a rate of 2% above the prime rate set by Citibank N.A., but in no event more than the highest legal rate, from the due date thereof to the date of payment of the default rent.


               Section 2.4    Additional Rent - Real Estate Taxes.

                Landlord agrees to pay, before they become delinquent, all real estate taxes and special assessments lawfully levied or assessed against the Shopping Center; however, Landlord may, at its expense, contest and dispute the same and in such case the disputed item need not be paid by Landlord until finally adjudged to be valid. Tenant

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agrees to pay to Landlord, from and after the Rent Commencement Date, as additional rent within fifteen (15) days after written demand from the Landlord, and at least ten days prior to Landlord's due date, its pro rata share of all real estate taxes lawfully levied or assessed against the Shopping Center (land, building and improvements). If an assessment covers a period outside of the Lease Term, it will be prorated so that Tenant is charged for only that portion falling within the Lease Term. Landlord's demand shall be accompanied by a copy of the tax bill(s) for the Shopping Center, together with a computation as to the amount of Tenant's pro rata share. For the purposes of this Section and
Section 2.4, Tenant's pro rata share is 2.7% and is based upon the ratio which the ground floor square feet of the premises leased to Tenant (i.e. 5,000 square feet) bears to the leasable ground floor square feet of all buildings (including the Demised Premises, i.e.,186,248 square feet), as the same may be increased or decreased from time to time in the Shopping Center. In the event any proceeding is instituted for the reduction of assessed valuation which results in a refund of taxes, Tenant shall be entitled to its pro rata share (less any expenses in connection therewith), including any refund after the expiration/termination of this Lease relating to a period prior to such expiration/ termination. As used herein "real estate taxes" shall include but shall not be limited to, betterment and other assessments, water and sewer rents, if any, and other charges and for otherwise levied, assessed or imposed, general or special, ordinary or extraordinary, for land or improvements.

               Section 2.5  Additional Rent -Common Area Maintenance Costs.

               (A) The term "Common Area Maintenance Costs" shall mean the cost paid or incurred for the operation, maintenance and repairs of the Common Areas, and of any installations therein or thereon, including, without limitation, cleaning, snow and ice removal (including salting and sanding); striping, patching, seal coating and repaving of all paved areas including parking areas and roadways; planting, replanting and replacing flowers and landscaping; maintaining and cleaning sidewalks and curbs; maintenance and repair of utility systems (including all


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common lighting, stantions, poles and fixtures); premiums for liability, fire
(including all additional and extended coverages thereunder) and workmen's compensation insurance; salaries (including employee benefits) of employees performing service in connection with the Shopping Center; management fees; accounting fees; unemployment taxes; social security taxes, personal property taxes if any; sales and use taxes on material and equipment; supplies; operation of loudspeakers and other equipment, if any; generic advertising the Shopping Center; supply of music to the Common Area or any part thereof; policing, security, and patrolling the Common Areas (including costs relating to controlling traffic thereto and/or therefrom); reasonable straight line depreciation of movable equipment (and rental thereof) used in the operation, repair and maintenance of the Common Areas, but in any such case without duplication as to depreciation charges on any such movable equipment (as to the rental of such movable equipment, Landlord agrees to rent such equipment only if the rental thereof will, in the good faith judgment of Landlord, be less expensive to Tenant than depreciation on owned equipment would be in assessing common area maintenance costs to Tenant); and other similar direct costs properly chargeable to such operation.

               (B) From and after the Rent Commencement Date, Tenant shall pay to Landlord as additional rent, Tenant's pro rata share (i.e.,2.7%, as defined in Section 2.4) of the Common Area Maintenance Costs. Landlord shall in the first instance, and prior to the beginning of each Calendar Year, estimate Tenant's pro rata share of the Common Area Maintenance Costs for each year and shall give notice thereof to Tenant. Tenant shall be required to pay Landlord on the first day of each calendar month during the Lease Term, one-twelfth of the annual estimated pro rata share for such year. Within ninety (90) days after the end of each Calendar Year, Landlord shall furnish to Tenant a statement ("Landlord's Statement") in reasonable detail of the actual Common Area Maintenance Costs paid or incurred by Landlord for said year, and thereupon there shall be an adjustment between Landlord and Tenant. In the event (a) the aggregate of Tenant's monthly contributions in any year

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shall be less than the Tenant's actual annual pro rata share as shown on
Landlord's Statement, Tenant shall pay the Landlord the difference within fifteen (15) days from receipt of Landlord's statement, or (b) the aggregate of Tenant's monthly contributions are in excess of Tenant's actual annual pro rata share, the amount of such excess shall be credited against Tenant's next ensuing monthly common area contribution.

               Section 2.6. From and after the Term Commencement Date, Tenant agrees to pay, within fifteen (15) days after receipt of an invoice, all charges for heat, air conditioning, water, gas, electricity, sprinkler charges and other utilities used in its operations in the Demised Premises. Landlord shall provide separate meters to measure such utilities, and Tenant shall pay the charge therefor directly to the utility company; provided, however, if separate meters are not furnished, then and in such event, Tenant agrees to pay its pro rata share of such utilities determined by multiplying the amount charged by a fraction, the numerator of which shall be the ground floor square footage contained in the Demised Premises, and the denominator of which shall be the total leased ground floor square footage of all premises (including the Demised Premises) serviced by such meter(s). Landlord represents that the Demised Premises presently has separate utility meters.


               Section 2.7. Landlord reserves the right to interrupt any of the foregoing services when necessary by reason of accident, damage by the elements, strikes, laws, orders or regulations, or any other reason beyond the control of Landlord, and Landlord's sole responsibility or liability in the event of interruption in the supplying of any such services shall be to use its reasonable efforts to repair or restore the same as promptly as reasonably possible.
                                   ARTICLE III
                         Use, Operation,and Maintenance

               Section 3.1 Tenant agrees:

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               (A) To use the Demised Premises, and operate therein, solely for the retail sale of formica and wood furniture and home furnishings (the "Permitted Use") and for any other use or purpose incidental or similar thereto and for no other use or purpose.

               (B) Except when, and to the extent that, as elsewhere in this Lease provided, the Demised Premises may be untenantable by reason of damage by fire or other casualty, to continuously and uninterruptedly occupy and use during the Lease Term the entire Demised Premises for the Permitted Use, and to conduct Tenant's business therein in a reputable manner; to remain open for business during all hours and all days when the Shopping Center is open for business, but no earlier than 9:30 a.m. or later than 9:30 p.m., and including Sundays from 10:00a.m. to 6:00 p.m.; to adequately staff its store with a sufficient number of employees to handle the maximum business possible therein, and to carry sufficient stock, character and quality to accomplish same; to keep the display windows, if any, and all signs well lighted during such hours and days that the Common Areas are lighted by Landlord; to keep and maintain the Demised Premises and Tenant's Personal Property and signs therein or thereon, and the exterior and interior portions of all windows, doors and all glass or plate glass, in a neat, clean, sanitary and safe condition; to apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Tenant of the Permitted Use, and to pay, if, as and when due, all required license, permit fees and charges of a similar nature pertaining to Tenant's Use.

               (C) To store all trash and refuse (including but not limited to grease, which must be stored in its own labeled container) in appropriate containers within the Demised Premises prior to permanent disposal so as not to be visible to the public, and to attend to the daily disposal thereof in the manner and by the agency designated by Landlord. Tenant may make its own arrangements to dispose of its trash. If Tenant utilizes any compactor installed by Landlord, Tenant shall pay its

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pro rata share of the operating cost thereof, including Tenant's pro rata share of the cost of removal of such compacted garbage by an independent collector designated by Landlord and whose prices shall be competitive. Tenant shall keep all drains inside the Demised Premises open; and

               (D) To comply with any local, state or federal laws, rules or regulations regarding the storage and disposal of hazardous waste and environmental protection. In connection with the foregoing, Tenant shall promptly complete and deliver to Landlord any requests for information concerning the nature and conduct of its business.

               Section 3.2. Tenant shall comply with all laws and requirements of all governmental authorities applicable to the Demised Premises, excluding the requirement of making structural changes to the Demised Premises, unless such changes are required by reason of Tenant's use. Notwithstanding the foregoing, Tenant may, in good faith (and wherever necessary, in the name of, but without expense to, Landlord, and having secured Landlord to its reasonable satisfaction by cash, securities or a surety company bond against loss or damage), contest the validity or application in whole or in part, of any such legal requirements; and, pending the final determination of such contest, may postpone compliance therewith, but not so as to subject Landlord to any fine or penalty or to prosecution for a crime, or to cause the Demised Premises, or any part thereof, to be placed in danger of forfeiture, sale or condemnation.

               Section 3.3.
               (A) Tenant shall keep the Demised Premises and improvements in good and substantial order and repair at the sole cost and expense of Tenant, and shall make all repairs, renewals and replacements necessary to that end, except for repairs expressly required to be made by Landlord as hereinafter provided.

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               (B) Landlord shall, at its own cost and expense, make all
        necessary structural repairs and replacements to the building of which the Demised Premises forms a part, including the roof, and exterior walls (excluding store front, signs, window glass, plate glass and all doors and door frames), exterior pipes and equipment, all electric and plumbing systems up to the point of entry into the Demised Premises and foundation; excepted from the foregoing obligations are (i) any repairs or replacements to alterations or improvements made by Tenant, and (ii) any repairs or replacements required by reason of the negligence of Tenant, its agents or employees, unless, however, if such damage is covered by Landlord's insurance, then Landlord will either make the repairs or give Tenant such insurance proceeds to effect the repairs. As used herein, the expressions "roof" and "exterior walls" do not include roof top heating and/or air conditioning units which service the Demised Premises exclusively, the maintenance, repair and replacement of which shall be done by Landlord throughout the Term at Tenant's sole cost and expense. HVAC maintenance, repair and replacement charges shall be paid by Tenant, as Additional Rent, within fifteen days of billing by Landlord. Notwithstanding the foregoing, if the HVAC system needs replacement within the last three (3) years of the Lease Term (provided said term is not being extended), Tenant will only be billed its prorata share of the cost thereof determined by taking the cost thereof and multiplying it by a fraction as follows: the remainder of the base term over the useful life of said equipment according to generally accepted accounting principals.

               Section 3.4. Tenant shall not permit (i) the extermination of vermin to be performed in, on or about the Demised Premises except by a person or company, if any, approved by Landlord; or (ii) window cleaning or janitorial services or any other cleaning or maintenance service in or for the Demised Premises, or on the exterior of the Demised Premises to be performed except by its own employees or an outside person or company designated or approved by Landlord during reasonable hours designated from time to time for such purposes by Landlord; in each of the aforesaid Landlord designated

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 services, the prices to be charged shall be competitive.

               Section 3.5. Landlord represents that the HVAC system will be delivered in working order on the Commencement Date of the Lease.

               Section 3.6. Landlord represents that at the Commencement Date of the Lease, the Demised Premises shall be delivered free of hazardous and toxic materials including, but not limited to, asbestos. Further, the electrical and plumbing systems will be in working order, and roof free of leaks.

                                   ARTICLE IV
                              Indemnity & Insurance

               Section 4.1. Tenant agrees to protect, indemnify and save harmless Landlord from time to time, from and against any and all claims, demands and causes of action of any nature whatsoever, and any expenses (including reasonable attorneys' fees and disbursements) incident to defense of Landlord therefrom, for injury to or death of persons or loss of or damage to property (i) occurring in, on, or about the Demised Premises unless caused by Landlord, Landlord's employees agents or guest, or (ii) in any manner growing out of or connected with Tenant's use and occupancy of the Demised Premises, or the condition thereof, or (iii) occurring anywhere on the Shopping Center if caused by or resulting from any act, omission or negligence of Tenant, or anyone claiming under Tenant.


               Section 4.2. Tenant shall also maintain for the mutual benefit of Landlord and Tenant, as their respective interests may appear, insurance against claims for personal injury or property damage, under a policy of general public liability insurance of not less than a combined single limit of Three Million ($3,000,000.00) Dollars in respect of bodily injury and property damage. Landlord shall accept a general blanket policy covering the Demised Premises and any of Tenant's other stores.


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               Section 4.3. Landlord agrees to carry fire and extended coverage insurance on the buildings located in the Shopping Center, including the Demised Premises. Such insurance shall not cover Tenant's inventory, fixtures, equipment, furnishings and installations which Tenant must separately insure at its own cost and expense. Tenant shall not permit any operations to be conducted in the Demised Premises which would cause suspension or cancellation of the fire and extended coverage insurance policies carried by Landlord.

               Section 4.4. All insurance provided for under this Lease shall be effected under valid enforceable policies issued by insurers of recognized responsibility, and licensed or authorized to do business in the State of New Jersey. The original policies or certificates thereof of any insurance required to be obtained by Tenant shall be delivered to Landlord, at least ten (10) days prior to the Term Commencement Date. If Tenant enters the Demised Premises before the Term Commencement Date, policies or certificates must be delivered to Landlord prior to entry. At least ten (10) days prior to the expiration date of any policy, the original renewal policy for such insurance or certificates thereof shall be delivered by Tenant to Landlord together with satisfactory evidence of payment of the premium on such policy. Each policy shall name Landlord as an additional insured. Each policy shall contain the insurer's agreement that it shall not be canceled without at least ten (10) days' prior written notice to all parties who are insured thereunder other than Tenant. Insofar as, and to the extent that, the following provisions may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companiesdoing business in the State of New Jersey (even though extra premiums may result therefrom), Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, the one carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss, and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premiums are payable by either party as a result of this provision, the other party shall reimburse the party paying the amount of such extra premium. If, at the written request of one party, this release and nonsubrogation provision is waived, then the obligation of reimbursement shall cease for such period or time as such waiver shall be effective, but nothing contained in this Section shall be deemed to modify or otherwise affect releases elsewhere herein contained for claims of either party.

               Section 4.5. That neither Landlord nor Landlord's agents shall be liable for, and Tenant waives all claims for any and all loss, cost, liability, damage and expense (including attorney's fees and disbursements), penalties and fines incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's property and/or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or occupant of the Shopping Center or of any owners or occupants of adjacent or contiguous property) and whether occasioned by or from explosion, falling plaster, broken glass, electricity, smoke, wind, water, snow or ice being upon or coming through or from the street, roof, subsurface, skylight, trapdoor or windows, electric wiring, plumbing, dampness, water, gas, steam or other pipes or sewage, or the failure of the air-conditioning or refrigeration system, or the breaking of any electric wire, the bursting, leaking or running of water from any tank, washstand, water closet, wastepipe, sprinkler system, radiator, or any other pipe in, above, upon or about the Demised Premises or the Building, or which may at any time hereafter be placed therein, or from any other cause whatsoever, excluding, however, if any of the foregoing results from the negligence of Landlord or its servants, agents, and/or employees.


                                    ARTICLE V
                              Damage - Destruction


               Section 5.1. If the Demised Premises shall be damaged by fire or other cause, the damage shall be repaired by, and at the expense of, Landlord promptly and with due diligence after Landlord receives the insurance proceeds (i.e. commenced within
                                      - 17-
thirty (30) days after said receipt), but in all events, not more than three (3) months after the occurrence of the damage, and the rent until such repairs shall be made shall be apportioned according to the part of the Demised Premises which is usable by Tenant. Notwithstanding anything to the contrary herein, in the event the Demised Premises are substantially damaged by fire or other causes so that the Demised Premises cannot be operated by Tenant, then the rent and additional rent (except taxes) shall be fully abated until (a) Landlord completes repairs to the Demised Premises and same may be lawfully occupied by Tenant for the purposes set forth in Section 3.1 hereof, and (b) the earlier of the date Tenant opens for business or thirty (30) days after (a) occurs. Tenant acknowledges that Landlord is not obligated to carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, alterations or appurtenances owned, made or installed by Tenant, and agrees that Landlord is not obligated to repair any damages thereto or replace the same. Landlord's obligation to repair and restore the Demised Premises is limited to the condition of the Demised Premises as it was immediately preceding the damage. No penalty shall accrue for unavoidable delays, or any other cause beyond Landlord's control; provided, Landlord uses due diligence to complete the required repairs. Notwithstanding anything to the contrary herein, in the event the premises are substantially damaged by fire or other cause during the last two (2) years of the initial or any extended term, Tenant and Landlord shall each have the right to terminate this Lease by giving thirty (30) days notice to the other party of its election to terminate this Lease, and thereupon the term of this Lease shall expire upon the date set forth in said notice, and Tenant shall surrender possession of the Demised Premises to Landlord on or before said date, and the rent and additional rent shall be apportioned and paid to said date. If neither party elects to terminate this Lease, then Rent shall abate until the Demised Premises are restored.

               Section 5.2. If fifty percent (50%) or more of the gross leasable area of the Shopping Center shall be damaged or destroyed by fire or other cause, Landlord and Tenant shall each have the right, to be exercised by giving written notice to the other, within sixty (60) days after said occurrence to elect to cancel and terminate this Lease.

Upon the giving of such notice, the Lease term hereof shall expire upon the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord.

                                   ARTICLE VI
                                  Condemnation

               Section 6.1. If, at any time during the term of this Lease there shall be a total permanent taking of the Shopping Center, or the buildings comprising same, in condemnation proceedings, or by any right of eminent domain, or police power, this Lease shall terminate on the date of vesting of title in the taking authority, and the Rent, Additional Rent and other charges Payable by Tenant hereunder shall be apportioned and paid to said date. If fifty percent (50%) or more of the Shopping Center is taken, Landlord may cancel this Lease on thirty (30) days notice to Tenant. If the Demised Premises are taken or the taking reduces parking below the amount required by the zoning regulations, and Landlord cannot replace such Demised Premises and/or the parking, then Landlord or Tenant shall, at any time prior to sixty (60) days after the date of vesting of title in and to said parking or Demised Premises, have the option of terminating this Lease upon giving written notice to the other party. Said termination shall be effective as of the date possession of the part so taken shall vest in the taking authority.

               Section 6.2. In the event of any such total taking or partial taking resulting in termination of the Lease as aforesaid, Landlord shall be entitled to receive and retain the entire amount of any award, except as provided in Section 6.5.

               Section 6.3. In the event of a taking not resulting in a termination of this Lease as set forth in this Article VI, this Lease shall not be affected in any way, except as provided in Section 6.4, and Landlord shall proceed within thirty (30) days after receipt of the award monies, but no more than one hundred twenty (120) days after the taking, subject to unavoidable delays, to restore, repair, replace or rebuild the Demised Premises to their former condition as nearly as may be reasonably possible. The Rent and

Additional Rent provided hereunder shall abate to the extent to which the Demised Premises are no longer available to Tenant.

               Section 6.4. In the event of a partial taking of the Demised Premises not resulting in termination of this Lease, this Lease shall terminate as to the portion of the Demised Premises so taken, and the Rent and Additional Rent payable for the balance of the term of this Lease shall be equitably and proportionately reduced from the date of such taking.

               Section 6.5. Notwithstanding anything in this Article VI to the contrary, Tenant shall have the right, in connection with any taking of all or a portion of the Demised Premises, provided such awards are made by the condemnation court (in addition to, and do not result in a reduction of any award made by it for the land and buildings taken) to claim, prove and receive such awards as may be allowed for furnishings, movable trade fixtures and other items of personalty owned by Tenant, as well as moving expenses. In no event shall Tenant, as a result of any condemnation referred to in this Article VI, have or make any claim for the value of the unexpired term of this Lease.


               Section 6.6. Tenant Kickout - If at any time during the term hereof more than fifty (50%) percent of the Shopping Center is unleased for three (3) months or more, over a period of time, Tenant has right to terminate the lease on a minimum of sixty (60) days prior written notice to Landlord.

                                   ARTICLE VII
                        Changes and Alterations by Tenant

               Section 7.1. Tenant shall have the right to make all non-structural alterations, additions or improvements, to any part of the Demised Premises without Landlord's priorwritten consent provided advance written notice of such work is given Landlord. Landlord's prior written consent is required for all structural alterations, additions or improvements. All alterations, additions or improvements are subject to the following conditions, which Tenant covenants to observe and perform:

               (a) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required, all municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary. Landlord shall be responsible for the removal of any violation(s) affecting the Demised Premises which exist as of the Commencement Date of the Lease.

               (b) All work done in connection with any alteration, addition or improvement shall be done in a good and workmanlike manner, without impairing the structural soundness of the building of which the Demised Premises forms a part and without lessening the value thereof, and in compliance with all laws, ordinances, orders and requirements of all federal, state and municipal governments, and the appropriate departments, commissions, boards and officers thereof. Before commencing any such work, Tenant shall obtain from its contractor(s) Workmen's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant, or the Demised Premises, and general liability and property damage insurance for the mutual benefit of Tenant and Landlord with limits of not less than those required to be carried pursuant to Section 4.2., including Workmen's Compensation or similar insurance in form and amounts required by law. An insurance certificate or copy of said policy shall be delivered to Landlord before the commencement of any such work at the Demised Premises.

               (c) In the performance of said alterations, additions or improvements Tenant shall not unreasonably interfere with the use and enjoyment of the Shopping Center by others entitled thereto, and at the request of Landlord shall make such reasonable provisions as may be required so as to minimize any interference or annoyance to other tenants in the Shopping Center arising out of or in connection with such work.

               (d) Tenant shall furnish Landlord with copies of all drawings, including "as built", as Landlord may reasonably request in connection with Tenant's alterations, additions or improvements.


                                  ARTICLE VIII
                                Mechanic's Liens

               Section 8.1. Tenant shall not suffer or permit any mechanic'S liens to be filed against the Demised Premises, or the building or any part of the Shopping Center, nor against Tenant's leasehold interest in the Demised Premises by reason of work, labor, services or materials supplied, or claimed to have been supplied, to Tenant, or anyone holding any interest in the Demised Premises. If any such mechanic's lien shall at any time be filed against such property, Tenant shall, within thirty (30) days after notice of the filing thereof, proceed to cause the same to be discharged of record by payment, deposit, bond, or order of a court of competent jurisdiction. If Tenant shall fail to proceed to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Tenant shall promptly, on demand, and as Additional Rent, reimburse Landlord for all costs incurred in discharging said lien, including but not limited to reasonable attorney's fees and interest at the rate provided for in Section 2.3 hereof.

                                   ARTICLE IX
                 Lawful Use; Surrender of the Demised Premises;
                       Inspection of the Demised Premises

               Section 9.1. Tenant shall not use or allow the Demised Premises, or any part thereof, to be used or occupied for any unlawful purpose or for any dangerous or noxious trade or business, or in violation of any certificate of occupancy affecting the use of the Demised Premises. No auction, fire, bankruptcy, going out of business or similar sale will be conducted, or be advertised as being conducted, in the Demised Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, provided it is in fact a fire, bankruptcy or going out of business sale. No merchandise shall be displayed or stored outside the Demised Premises.

               Section 9.2. Tenant shall, upon the expiration or termination of this Lease, surrender the Demised Premises to Landlord without delay, in broom clean condition, and, subject to the provisions of Article V, in good order, condition and repair, reasonable wear and tear excepted. All installations, alterations, additions and improvements made to, or upon, the Demised Premises, whether made by Landlord or Tenant (except only permitted signs, trade fixtures and movable equipment installed in the Demised Premises during the term of this Lease at Tenant's cost) shall be deemed part of the Demised Premises, and, upon the expiration or earlier termination of this Lease, shall be surrendered with the Demised Premises, in the condition as aforesaid. Said signs, movable equipment and trade fixtures shall not be deemed part of the Demised Premises, and may be removed by Tenant at any time or times during the term hereof. Upon the termination of this Lease, all signs, movable equipment and trade fixtures shall be removed by Tenant, and Tenant will promptly repair and restore any damage caused by such removal. Any such property not so removed may be deemed, at Landlord's option, abandoned by Tenant, and may be removed or otherwise disposed of by Landlord at Tenant's expense, and Landlord shall have no liability therefor; provided, however, nothing herein shall be deemed to waive Tenant's obligation to remove said property.

               Section 9.3. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of the holder of any fee or leasehold mortgage to enter the leased premises (upon notice unless in the event of an emergency) at all reasonable times during usual business hours for the purpose of inspecting the same or exhibiting the same to purchasers or mortgagees of Landlord's interest in the Shopping Center and to prospective lessees during the last six (6) months of the Lease term. Landlord shall also have the right to enter the Demised Premises during said hours (and, in case of emergency, at any time) to make or facilitate repairs or alterations including to install and maintain in, and remove from the Demised Premises, pipes, wires and other conduits, the same to be in locations within the Demised Premises as will not unreasonably deny Tenant's use thereof. All of the foregoing shall be performed at such time and in a manner as not to unreasonably interfere with Tenant's business.

                                    ARTICLE X
                            Assignment and Subletting

               Section 10.1.
               (A) Except as herein expressly provided, neither this Lease nor any interest of Tenant hereunder shall be assigned, mortgaged, pledged or otherwise encumbered, or the Demised Premises sublet, in whole or in part, or used or occupied, by anyone other than Tenant without Landlord'S prior written consent.

               (B) If Tenant desires to assign all of its interest in this Lease, or to sublet all of the Demised Premises for the then unexpired term thereof (an assignment or subletting of a portion of the Demised Premises being prohibited hereunder), Tenant shall so advise Landlord in writing. Within thirty (30) days from the date of receipt of said notice, Landlord shall have the option to recapture the Demised Premises and terminate this Lease by notice to Tenant of its intention to so recapture the Demised Premises.

               (C) Should Landlord elect to recapture the Demised Premises as aforesaid, the resultant termination shall be effective sixty (60) days following Landlord's notice of election to recapture.

               (D) Solely in connection with the sale of Tenant's entire business (including the sale of a majority or controlling interest of the stock ownership of Tenant) Tenant shall have the right, without triggering the aforesaid recapture provision, to assign, only for the Permitted Use hereunder, all, but not part, of Tenant's interest in this Lease; subject, however, to the provisions set forth in Subparagraph (E)
        (i) through (iv) of this Article X.

               (E) In the event Landlord elects not to recapture the Demised Premises, as provided above, then the following shall apply. During the first two (2) years of the Lease Term, Landlord can withhold its consent to an assignment/subletting request by Tenant for any or no reason whatsoever, excluding, however, an assignment permitted under Subdivision (D) hereof. Subsequent to the second (2nd) anniversary of the Term Commencement Date, Landlord's consent to an assignment/subletting request by Tenant cannot be unreasonably withheld or delayed, provided that: (i) the intended use does not vary from the Permitted Use; (ii) the assignee's or subleasee's net worth at such time is the same or better than Tenant'S net worth as of the date hereof;
        (iii) Tenant remains liable on the Lease; and (iv) one hundred percent (100%) of any and all excess profits, as hereinafter defined, resulting from such subletting or assignment shall be the property of, and be delivered monthly to, Landlord ("excess profits" shall mean the amount Tenant receives exceeding its Rent, Additional Rent, and other money obligations hereunder, minus reasonable brokerage commissions and other reasonable expenses incurred in connection with such subletting or assignment, which expenses must be substantiated by Tenant). If the proposed assignee's or sublessee's use should vary from the Permitted Use, Landlord can withhold its consent for any reason in its sole discretion.

               (F) In the case of any assignment or subletting permitted pursuant to this Article X, Tenant shall in each case comply with each of the following conditions:

                      (1) A duplicate original executed copy of any such assignment or sublease shall be delivered to Landlord thirty (30) days prior to the commencement date thereof; and, in the case of any assignment, an assumption agreement by Assignee of all obligations of Tenant thereafter arising, reasonably satisfactory in form and substance to Landlord;

                      and

                      (2) Each sublease shall provide that, in the event of cancellation of this Lease, the subtenant under said sublease shall, at the option of Landlord, attorn to and become the direct subtenant of Landlord on the same terms and conditions as are provided in said sublease, except that Landlord shall not be liable for defaults of Tenant as sublandlord occurring prior to such attornment.

               (G) No assignment or sublease shall operate to release or discharge Tenant from liability hereunder, it being distinctly understood and agreed that the liability of Tenant shall survive any such assignment or sublease, and shall continue with the same force and effect as if no such assignment or sublease had been made.

                                                ARTICLE XI
                                               Subordination

               Section 11.1. This Lease is, and all of Tenant's rights hereunder are, and shall be subject and subordinate at all times to all covenants, restrictions, easements and encumbrances now or hereafter affecting the fee title of the Shopping Center and to all ground and underlying leases, if any, and mortgages or any other method of financing in any amounts, and all advances thereon, which may now or hereafter be placed against or affect any or all of the land or the Demised Premises, or any or all of the buildings and improvements now or at any time hereafter constituting a part of or adjoining the Shopping Center, and to all renewals, modifications, consolidations, participations, replacements, spreaders and extensions thereof. The term "mortgages" as used herein shall be deemed to include trust indentures and deeds of trust, and the term "mortgagees" as used in this Lease shall be deemed to include trustees or beneficiaries under trust indentures and deeds of trust. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary unless required by any such ground or underlying lessors or mortgagees. Should Landlord or any ground or underlying lessors or mortgagees desire confirmation of such subordination, Tenant within fifteen (15) days following Landlord's request therefor, agrees to execute, acknowledge and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) subordinating this Lease and Tenant's rights hereunder. However, should any such ground or underlying lessors or any mortgagees request that this Lease be made superior, rather than subordinate, to any such ground or underlying lease or mortgage, then Tenant within fifteen (15) days following Landlord'S request therefor, agrees to execute, acknowledge and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) effectuating such priority. In the event Tenant fails to execute, acknowledge and deliver any of such documents within ten (10) days after Landlord's request, Tenant shall be deemed to be in default under this Lease. If, in connection with the obtaining, continuing or receiving of financing for which all or any part of the Shopping Center, in whole or in part, represents collateral, any such mortgagee, trustee or lessor shall request reasonable modifications of this Lease as a condition of such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not materially and adversely affect the rights of Tenant under this Lease.

                                   ARTICLE XII
                   Default Provisions - Conditional Limitation

               Section 12.1. In case one or more of the following events (herein called an "Event of Default") shall have occurred, and shall not have been remedied within the time, and in the manner, hereinafter set forth:


               (a) default shall be made in the payment of the Fixed Rent, or of Additional Rent, and such default shall continue for a period of seven
        (7) days after written notice, specifying such default, shall have been given to Tenant; or


               (b) default shall be made in the performance of any other covenant or agreement on the part of Tenant to be performed hereunder, and such default shall continue for a period of twenty (20) days after written notice specifying such default shall have been given to Tenant; provided, however, in the case of a default which is of such a nature that it cannot, with due diligence, be remedied by Tenant within a period of twenty (20) days, so long as Tenant commences, as promptly as may reasonably be possible within said twenty (20) days after the service of such notice, to cure the default, and thereafter to prosecute such cure with all due diligence to completion, the twenty (20) day period aforesaid within which to remedy the default shall be extended for such period as may be necessary to cure the same with all due diligence;

               (c) (i) if a receiver, trustee or liquidator of Tenant, or of all, or a substantial part of Tenant's assets, shall be appointed; or
        (ii) Tenant shall be adjudicated a bankrupt or insolvent; or (iii) Tenant shall make an assignment of its property for the benefit of creditors, or shall file a petition seeking reorganization or an arrangement with creditors, or seek to take advantage of any insolvency law; or (iv) an involuntary petition shall be filed against Tenant under any bankruptcy, reorganization or insolvency law, and Tenant has not proceeded to take the necessary steps to discontinue the petition within ninety (90) days from the filing thereof;

               Then, and in any of such events set forth in subparagraphs (a),
        (b) and (c) above, Landlord may, at its option, give to Tenant a notice of election to end the term of this Lease at the expiration of ten (10) days from the date of such notice; and, if said notice is given, then at the expiration of said ten (10) days the term of this Lease and all right, title and interest of Tenant hereunder, shall expire as fully and completely as if that day were the date herein specifically fixed for the expiration of the term of this Lease, and Tenant will then quit and surrender the Demised Premises to Landlord; provided, however, that Tenant shall nevertheless remain liable to Landlord as hereinafter provided.

               Section 12.2.
               (A) Upon any such expiration or termination of this Lease pursuant to Section 12.1 above, or any termination by summary proceedings or otherwise, Landlord may, without further notice, re-enter upon the Demised Premises, and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant, and remove Tenant and all other persons and property from the Demised Premises, and may have, hold and enjoy the Demised Premises, and the right to receive all rental income of and from the same.

               (B) At any time, or from time, after any such expiration or termination of this Lease, Landlord may relet the Demised Premises, or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions as Landlord, in its uncontrolled discretion, may determine, and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting.

               (C) No expiration or termination of this Lease pursuant to
        Section 12.1 above, shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration, termination or reentry. In the event of any such expiration, termination or reentry, whether or not the Demised Premises or any part thereof shall have been relet, Tenant shall pay to Landlord the rent, and all other charges required to be paid by Tenant, up to the time of such expiration or termination of this Lease; and thereafter Tenant, until the end of what would have been the term hereof in the absence of such expiration, termination or reentry, shall be liable to Landlord and shall pay to Landlord, as and for agreed upon liquidated damages resulting from Tenant's default, and not as a penalty, the equivalent of the amount of Fixed Rent and Additional Rent and charges, which would be payable by Tenant under this Lease if were still in effect, less the net proceeds of any reletting effected pursuant to the provisions of (B) above, after deducting all of Landlord's expenses in connection therewith, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, reasonable attorneys' fees, alteration costs and expenses of preparation for such reletting.

               Tenant shall pay such liquidated damages (hereinafter "Deficiency") to Landlord monthly, on the days on which the Fixed Rent would have been payable hereunder if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise.

               Section 12.3. Tenant hereby expressly waives any and all right to redemption in case Tenant shall be dispossessed by a judgment, or by warrant of any court or judge. Tenant hereby waives the right to interpose any counterclaim in a summary proceeding or in any action based on non-payment by Tenant of Fixed Rent or Additional Rent.

               Section 12.4. If Tenant shall default in the observation or performance of any of the terms, covenants or conditions upon its part to be observed or performed under the terms of this Lease, the Landlord after fifteen
(15) days' written notice, and provided Tenant has not proceeded to cure said default (except in cases of emergency, where only notice reasonable under the circumstances need be given), may, but shall not be required to, perform the same for the account and on behalf of the Tenant and, if Landlord makes any expenditure or incurs any obligations in connection with the default of Tenant, then the amount thereof shall be paid by Tenant to Landlord on demand. The term "expenditure" or "obligation", as used in this Section, shall include reasonable attorneys' fees, and interest at the prime rate of Landlord'S bank, on any monies advanced for, or on account of Tenant.

                                  ARTICLE XIII
                       Limitation of Landlord's Liability

               Section 13.1. The term "Landlord" as used in this Lease shall be limited to mean, and include only, the owner or owners at the time in question of Landlord's interest in the Demised Premises, and in the event of any transfer or transfers of the title to such interest, Landlord herein named (and in case of any subsequent transfers or conveyances the then transferor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that, any funds in the hands of such Landlord, or the then transferor at the time of such transfer, in which Tenant has an interest, shall be turned over and/or assigned to the transferee, and any amount then due and payable to Tenant by Landlord, or the then transferor under any provisions of this Lease, shall be paid to the new Landlord; and provided further, that upon such transfer, the transferee shall be deemed to expressly assume, subject to the limitations of this Article XIII, all of the terms, covenants and conditions in this Lease contained on the part of Landlord thereafter to be performed; it being intended hereby that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during,and in respect of, their respective successive periods of ownership.

               Section 13.2. Waiver of Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Shopping Center of which the Demised Premises forms a part and the rentals therefrom for the collection of any judgment requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, subject, however, to the prior rights of any ground or underlying lessor or the holder of any mortgage covering the Shopping Center. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant'S claim.

                                   ARTICLE XIV
                       Invalidity of Particular Provisions

               Section 14.1. If any term or provision of this Lease, or the application thereof, to any person or circumstance, shall to the any extent to be held to be invalid or unenforceable by any court having jurisdiction hereover, the remainder of this Lease (or the application of such term or provision to persons or circumstances other than those as to which it has been held invalid or unenforceable), shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

                                   ARTICLE XV
                             Certificates of Tenant


               Section 15.1. Tenant agrees at any time, and from time to time, within fifteen (15) days after notice by Landlord, or any fee mortgage, to execute, acknowledge and deliver to such requesting party, a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modification), and the dates to which the Rent and Additional Rent has been paid; and stating whether or not to the best knowledge of Tenant, Landlord is in default in keeping, observing or performing any term, covenant, or provision, contained in this Lease and, if in default, specifying each such default; it being intended that any such statement delivered pursuant to this Section 15.1 may be relied upon by Landlord, or any prospective purchaser of Landlord'S interest in the Demised Premises, or any mortgage thereof, or any assignee of any such mortgage, but reliance on such statement may not exceed to any default as to which Tenant shall have had no actual knowledge.

                                   ARTICLE XVI
                                     Notices

               Section 16.1. Any notice, demand or request which, under the terms hereof, or under any statute, must or may be given the parties hereto, must be in writing, by mailing thesame: (A) If to Landlord: then to Landlord at its address as set forth on page 1 hereof, to the attention of Mr. Irwin Ackerman; and, (B) If to Tenant: a certified or registered copy to Tenant at its address set forth on Page 1 hereof. All notices given hereunder shall be made by depositing same in a United States general or branch post office, by certified or registered mail, return receipt requested. The date of delivery shall be deemed to be either (a) the date shown on the return receipt; or (b) in the event the addressee refuses delivery, then two (2) days after said mailing date. If requested in writing by any mortgagee of Landlord's interest in the Demised Premises, Tenant agrees that notice shall also be given to such mortgagee. Either party, and any mortgagee may designate by notice in writing, given as herein specified, a new or other address to which such notice or demand shall thereafter be so given or made.

                                  ARTICLE XVII
                               Cumulative Remedies
                           No Waiver - No Oral Change

               Section 17.1. The specified remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative, and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may be lawfully entitled, in case of any breach or threatened breach by Tenant or Landlord, as the case may be, of any provisions of this Lease. The failure of Landlord or Tenant to insist upon the strict performance of any of the covenants of this Lease, shall not be construed as a waiver for the future of such covenant. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made, unless expressed in writing, and signed by the other party. The receipt and retention by Landlord of any Fixed Rent or Additional Rent with the knowledge of the breach of any covenant, agreement, term provision or condition contained in this Lease, shall not be deemed a waiver of such breach. In addition to the other remedies in this Lease provided, Landlord and Tenant shall be entitled to an injunction against any violation, or threatened violation, of any of the covenants, conditions or provisions of this Lease.

                                  ARTICLE XVIII
                                 Quiet Enjoyment

               Section 18.1. Landlord covenants and agrees that Tenant, upon paying the Rent, Additional Rent and all other charges herein provided for, and upon observing and keeping all of the covenants, agreements and provisions hereof on its part to be observed and kept, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the term hereof, without hindrance or molestation by, or from anyone claiming by, through or under Landlord, subject to the terms, covenants and conditions hereof.

                                   ARTICLE XIX
                              Waiver of Jury Trial

               Section 19.1. The parties hereto waive a trial by jury on any or all issues arising in any action or proceeding between them, or their successors, arising hereunder, or resulting from the Tenant's use or occupancy of the Demised Premises.

                                   ARTICLE XX
                                 Sign Provisions

               Section 20.1. Subject to compliance by Tenant with provisions of this Lease, and with applicable laws and regulations of governmental authorities, Landlord agrees that it will not unreasonably withhold its consent to the installation by Tenant of: (i) an illuminated sign designating Tenant's name and business affixed flush to the front facade of the Demised Premises; and
(ii) a sign on the Route 38 and Church Road Pylons in the area shown crosshatched on Exhibit C, which is attached hereto and made a part hereof. Tenant agrees to deliver, in advance of installation, a detailed drawing of any such signs for Landlord's consent, such consent not be unreasonably withheld or delayed. The withholding of consent shall not be deemed unreasonable for any proposed sign that includes flashing or blinking lights in its design. Tenant is required to maintain its sign(s) in good condition and repair, to remove the same at the end of the Term hereof, and to promptly repair any damage caused by said removal. Tenant agrees to pay its pro rata share of the operation, maintenance and repair of the Route 38 and Church Road Pylons. Landlord represents that there is available space on the pylon for Tenant's sign as set forth in Exhibit "C".

                                   ARTICLE XXI

                               Deposit on Signing

               Section 21.1. Upon the execution of this Lease, Tenant shall deposit with Landlord the sum of $5,208.33 to be applied to the first rents coming due under this Lease.

                                  ARTICLE XXII
                                  Miscellaneous

               Section 22.1. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lessor amount than the monthly Rent and Additional Rent herein stipulated shall be deemed to be other than on account and no endorsement or statement on any check or any letter accompanying any check or payment of any rent or charge shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's rights to recover the balance of such rent or charge or pursue any other remedy provided in this Lease.

               Section 22.2. Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical", "hazardous substance", or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. S9601, et. seq.), any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Hazardous Substance. Tenant agrees to indemnify and hold Landlord harmless for all costs, expenses (including reasonable attorneys' fees), actions, damages, claims, and the like arising out of, or in connection with, the presence or use of Hazardous Substances at the Shopping Center caused by Tenant or its agents, employees, contractors, and invitees.

               Section 22.3. Corporate and Partnership Authority. If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: (a) they are duly authorized by appropriate resolution and/or the articles and bylaws of the corporation to execute this Lease and thereby bind Tenant to all the terms and conditions thereof, (b) Tenant is a duly qualified corporation and all steps have been taken prior to the execution of this Lease to qualify Tenant to do business in the state where the Shopping Center is situated, (c) all franchise and corporate taxes have been paid as of the date of execution, and (d) all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

               Section 22.4. This instrument shall not be recorded by either party hereto. Each party agrees to execute, at the request of the other, a memorandum of this Lease to be recorded at the expense of the party requesting it.

               Section 22.5. Each party hereto represents that it has had no dealings with any broker or agent in connection with this Lease other than Michael Ullian of Julius Feinblum Real Estate Inc., and Anita Stiles of Commercial Real Estate (the "Brokers"), whose brokerage commission will be paid by Landlord in accordance with its separate agreement with said Brokers. Tenant agrees to indemnify and hold Landlord harmless from the claims of any other broker or agent whom Tenant, and not Landlord, has dealt with or employed.

               Section 22.6. The agreements herein contained shall bind and inure to the benefit of the parties hereto, their respective heirs, successors and assigns except that no assignment, subletting, or transfer by Tenant shall operate to grant, transfer, or vest any rights unless the prior written consent of Landlord in accordance with the provisions of this Lease has been obtained in each instance.

               Section 22.7. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit, construe or describe the scope of this Sublease or the meaning or intent of any provision hereof.

               Section 22.8. This Lease shall not be considered in force, binding or in effect in any way until duly executed and delivered by Landlord and Tenant, and at all times prior to such execution and delivery by Landlord and Tenant, either party shall be absolutely free to terminate discussions with the other party and Landlord shall be free to dispose of or retain its interest in the Demised Premises in any manner Landlord deems desirable.

               Section 22.9. This Lease (i) supersedes all prior negotiations, representations, understandings and agreements of, by or between the parties, which are fully merged herein; (ii) contains the entire agreement of the parties; (iii) shall be construed and governed by the laws of the State of New Jersey; and (iv) may not be changed or amended except by a written instrument duly executed by the party sought to be bound.

               Section 22.10. Additions and Relocations of Improvements by Landlord Notwithstanding anything set forth in this Lease to the contrary, it is agreed that Landlord reserves the right, without invalidating this Lease or modifying any provisions thereof, at any time, once or more often as long as additions and relocations do not materially interfere with Tenant's Use and
Occupancy: (i) to make alterations, changes and additions to the other buildings and other improvements in the Shopping Center, (ii) to add and permit to be added additional areas to the Shopping Center, (iii) to construct and to permit to be constructed additional buildings and other improvements in the Shopping Center, and (iv) to remove or relocate the whole or any part of any building or other improvements in the Shopping Center so long as neither the ingress and egress nor visibility of the Demised Premises is materially hindered or restricted and as long as construction, additions and relocations of Landlord improvements do not increase Tenant's common area charges.

               Section 22.11. Late Charge. Anything in this Lease to the contrary notwithstanding, at Landlord's option and in addition to interest charges, Tenant shall pay a "Late Charge" of five percent (5%) of any installment of Rent (or any other sum payable to Landlord under the terms of this Lease) that is paid more than fifteen (15) days after the due date hereof, to cover the extra expense involved in handling delinquent payments.

               Section 22.12. Legal Expense. In case suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expense incurred thereof, including a reasonable attorney's fee.

               Section 22.13. Personal Property Taxes. Tenant shall pay before delinquency all personal taxes and assessments on the furniture, fixtures, equipment and other property of Tenant located in the Demised Premises and on additions and improvements in the Demised Premises belonging to Tenant.

               Section 22.14. Rules and Regulations. Tenant agrees to comply with and observe the rules and regulations which are provided by Landlord simultaneous with the execution and delivery of this Lease attached hereto as Exhibit D. Landlord may, by written notice to, amend or supplement said rules and regulations in a reasonable manner.

               Section 22.15. Exclusivety. From and after the date hereof Landlord agrees not to lease premises within the Shopping Center to any tenant whose primary use would be the sale of (i) laminated youth and adult bedroom sets, or (ii) x-rated adult videos or similar adult material. The foregoing restriction shall in no way be deemed to apply to any tenant existing as of the date of this Lease, or to prevent any future tenant from selling the exclusive items provided said sale is not their primary use.

               Section 22.16. Condition of Premises. Landlord shall deliver the Demised Premises in a vacant broom clean condition and with Landlord's work set forth on Exhibit B substantially completed. Landlord represents to Tenant that to the best of its knowledge thereare no violations of record filed against the Demised Premises.

               IN WITNESS WHEREOF, the parties hereto duly executed this Agreement as of the day and year first above written.

WITNESS:                                 ACKRIK ASSOCIATES, Landlord


By:_______________________               By: ______________________________
                                             Irwin Ackerman, General Partner


ATTEST:                                       ROOM PLUS, INC., Tenant


                                                  By:
Secretary                                             (Title)

[SEAL]

                                 ACKNOWLEDGMENTS
                                    LANDLORD



 STATE      OF NEW YORK        )
                               )  ss:
 COUNTY OF NEW YORK            )


              On the day of , 1996, before me came Irwin Ackerman, to me known, who, being by me duly sworn did depose and say that he resides in New York, New York; that he is the General Partner of Ackrik Associates, the partnership described in, and which executed the foregoing instrument.



                                                    ------------------------
                                                    Notary Public

                                              TENANT


STATE OF                          )
                                  )  ss.:
COUNTY      OF                    )


            On the________day of______________________, 1996, before me personally came, __________
                                 to me known, who being by me duly sworn, did depose and say that he
resides at                                                                                         ;that he is the           of
           ----------------------------------------------------------------------------------------                ----------
ROOM PLUS, INC., the corporation described in, and which executed, the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                                                  Notary Public

                                    EXHIBIT B

                                 LANDLORD'S WORK


1.          Take down all partitions.

2.          Remove slot boards.


3.          Replace existing ceiling tiles.


4.          Remove platform and office in front of store.

5.          Take up all carpet.

(Note: Tenant responsible for all other work not mentioned above to fit \ the premises for their use)



                                      INDEX

ARTICLE                           CAPTION                                              PAGE

I.                Term, Renewal Options and Construction ...............................3
II.               Rent, Additional Rent and Other Charges ..............................7
III.              Use, Operation and Maintenance ......................................11
IV.               Indemnity & Insurance ...............................................14
V.                Damage - Destruction ................................................17
VI.               Condemnation ........................................................18
VII.              Changes and Alterations by Tenant ...................................19
VIII.             Mechanic's Liens ....................................................21
IX.               Lawful Use; Surrender of the Demised Premises;
                  Inspection of the Demised Premises ..................................22


X.                Assignment and Subletting ...........................................23
XI.               Subordination .......................................................25
XII.              Default Provisions - Conditional Limitation .........................26
XIII.             Limitation of Landlord's Liability ..................................30
XIV.              Invalidity of Particular Provisions .................................31
XV.               Certificate of Tenant ...............................................31
XVI.              Notices .............................................................31
XVII.             Cumulative Remedies-No Waiver-No Oral Change ........................32
XVIII.            Quiet Enjoyment .....................................................33
XIX.              Waiver of Jury Trail ................................................33
XX.               Sign Provisions .....................................................33
XXI.              Deposit on Signing...................................................34
XXII.             Miscellaneous .......................................................34
Exhibit A         Plot Plan/Demised Premises
Exhibit B         Landlord's Work
Exhibit C         Pylon Signs
Exhibit D         Rules and Regulations


                               AGREEMENT of LEASE
                                 by and between
                                ACKRIK ASSOCIATES
                                   as Landlord

                                       and
                                 ROOM PLUS, INC.
                                    as Tenant







Premises:     The Plaza at Cherry Hill
              2100 Route 38
              Cherry Hill, New Jersey